 Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, (the “Agreement”) made this day of March 31, 2021 (the “Effective Date”), by and among Purchasers ___________________, ___________________, ___________________, ___________________, ___________________, and ___________________, with an addresses set forth on the signature page below (“Buyers”) and DAVID J. CUTLER, with an address located at 9605 West 49th Avenue, #200, Wheat Ridge, CO 80033 (“Seller”) a shareholder owning common stock of Canning Street Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Seller owns an aggregate of 371,246 shares of the Company (the “Stock”) representing 59.97% of the issued and outstanding shares of common stock of the Company; and

WHEREAS, Buyers wish to purchase 371,246 shares of common stock of the Stock from the Seller (the “Purchased Stock”);

WHEREAS, the Company trades on the OTCPink under the symbol “CSTC” and is current in its filings with the Securities and Exchange Commission;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Buyers and Seller agree as follows:

1.               Agreement to Purchase and Sell. Seller will sell to Buyers and Buyers agree to purchase the Purchased Stock from Seller in exchange for the payment of $400,000 net to Seller (the “Purchase Price”), to be paid to Seller on or before 5:00 PM EST on the Effective Date (the “Closing”) unless extended by both parties in writing according to the terms and conditions set forth herein.

2.               Closing. On or before the Closing the Parties shall perform, in order:

a)               Buyers shall deliver to Seller a copy of this Agreement executed by Buyers;

b)               Seller shall deliver a fully executed copy of this Agreement to Buyers;

c)               Seller shall cause the board of directors of the Company to execute a resolution approving, among other items, the terms of this Agreement whereby [John Shepard] is appointed as a Director, Chief Executive Officer and Chief Financial Officer of the Company (the “Appointment”);

d)               Seller shall cause Redgie Green to resign as a director of the Company and shall cause David Cutler to resign as an executive officer of the Company subject to the Company filing the Form 10-Q for the quarter ended December 31, 2020 (the “December 10Q”) and as a director of the Company subject to Section 14(f) of the Exchange Act, as defined below (the “Resignation”). The parties acknowledge that the December 10Q will be filed by the Company following the Closing and that the estimated cost for such filing will be $5,000, to be paid by the Company following the Closing.

e)               Seller shall deliver to Buyers:

(i)              Account statement from Transfer Agent showing the holding of the shares by Seller in Book Entry evidencing the Purchased Stock, together with a medallion guaranteed stock power signed by the Seller, which shall be delivered together with an instruction letter from the Seller to Signature Stock Transfer, Inc. authorizing the transfer of the Stock;

(ii)              the Appointment as required in Section 2(c) hereof;

(iii)              the Resignation as required in Section 2(d) hereof;

(iv)           a long form good standing certificate issued by the State of Delaware within five (5) business days prior to the Effective Date; and

(v)             to the extent reasonable available to Seller, true and correct copies of all of the Company’s business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

3.               Representations and Warranties of Seller. Seller hereby represent and warrant to Buyers, that the following statements are all true and complete as of the Effective Date:

a)               Seller is the record and beneficial owner and has sole managerial and dispositive authority with respect to the Stock and has not granted any person a proxy that has not expired or been validly withdrawn. The sale and delivery of the Purchased Stock to Buyers pursuant to this Agreement will vest in Buyers the legal and valid title to the Purchased Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever.

b)               Seller has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to sell the Purchased Stock, in accordance with the terms hereof and thereof and this Agreement constitutes, and upon execution and delivery by Seller of the Purchased Stock, each of such instruments will constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

c)       There are no shareholder agreements, voting trusts or other agreements or understandings to which Seller is a party or by which he is bound relating to the voting of any shares of the capital stock of the Company. When transferred the Purchased Stock shall be duly authorized for delivery, and shall be validly issued, fully paid and non-assessable and the transfer of said Purchased Stock shall not be subject to any preemptive or other similar right.

d)       Seller will pay all brokerage or finder's fees or commissions that are or will be payable by the Company or the Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

e)       The execution, delivery and performance of the sale of Purchased Stock by Seller and the transactions contemplated hereby do not and will not: (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected.

f)       The Seller is not required to obtain any consent, waiver, authorization or order of, or give any notice to any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance of the sale of stock, other than as already provided.

g)       The Company will have no liabilities as of the Effective Date. The Company does not have any assets of the Effective Date nor does it have a bank account. The Company is a shell as such term is defined under Rule 405 of the Act.

h)       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. The Company does not own any Subsidiaries (as defined below). “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

i)        As of the date hereof, the authorized capital stock of the Company consists of 1,990,000,000 shares of Common Stock, $0.0001 par value per share, of which 619,085 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued and outstanding. There are no other securities, including, but not limited to, options, warrants, convertible notes or any other securities outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. The Company, upon request of Buyers, will furnish to Buyers true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”). All securities issued by the Company have been issued pursuant to valid exemptions from registration under the Securities Act of 1933 (the “Act”).

j)       The execution, delivery and performance of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Company's Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Seller.

k)       The Company has filed all reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, since its inception as a public reporting company (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company is not required to file a Form 10-Q for the quarter ended December 31, 2020 and the next filing to be filed under the Exchange Act is the Form 10-Q for the quarter ended March 31, 2021 (“March 2021 Report”). Seller has delivered all required books, records, statements and all other required documents needed for the Company to file the March 2021 Report. Seller will provide all assistance necessary in preparing and reviewing the March 2021 Report.

l)       There is no and during the last two years there has not been any action, suit, investigation, audit or proceeding pending against, or to the best of Seller’s knowledge threatened against or affecting, the Company or any of its assets or properties before any court or arbitrator or any governmental body, agency or official. The Company is not and during the last two years there has not been any subject to any outstanding judgment, order or decree. Neither the Company, nor any officer, key employee nor 5% stockholder of the Company in his, her or its capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency. The Securities and Exchange Commission (the “Commission”) has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Act.

m)      There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Seller, threatened against or affecting the Company, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

n)       The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. The Company is not a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

o)       The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

p)       The Company has (i) duly filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business and all such duly filed tax returns are true, correct and complete in all material respects and (ii) paid in full. There are no liens for taxes upon the assets of the Company. The Company has not received any notice of audit, is not undergoing any audit of its tax returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company with respect to any tax returns. The Company has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

q)       The Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement as of this date with no activity, the Company does not maintain a system of internal accounting controls. The Company has established such procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company to ensure that material information relating to the Company, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. There have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls. The Company’s auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

r)       Seller is an affiliate of the Company. Seller is not aware of any facts that may constitute a breach of any of Seller's representations and warranties made herein.

4.               Representations and Warranties of Buyers. Buyers hereby represent and warrant to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof and each Buyer represents as follows:

a)               Buyer understands that the offering and sale of the Purchased Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

b)               Buyer represents that it has full power and authority to enter into this Agreement.

c)              The Purchased Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

d)              No oral or written representations have been made other than or in addition to those stated in this Agreement. Buyer is not relying on any oral statements made by Seller, Seller' representatives or affiliates in purchasing the Purchased Stock.

e)              Buyer understands that the Purchased Stock is characterized as “restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

f)               Buyer has sufficient knowledge and experience in financial, investment securities, and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company.

g)            Buyer understands the nature of an investment in the Company, which is a “shell” with no business and no revenue and no assets at this time, and the heightened risks of loss of my investment associated with such an investment.

h)              Buyer understands that there is no guarantee of any financial return on this investment and that I run the risk of losing my entire investment.

i)                Buyer understands that this investment is not liquid, and cannot be resold without registration of the securities, or the availability of an exemption from registration, which cannot be determined at this time. I have been informed that Rule 144(i) promulgated under the Securities Act of 1933 prohibits the resale of the shares of a shell company without registration, except under specific circumstances defined in the Rule, which could make the shares unsaleable for an extended period of time, unless a registration statement under the ’33 Act were filed and made effective for the shares.

j)                Buyer has adequate means of providing for my current needs and personal contingencies in view of the fact that this is not a liquid investment.

k)              Buyer is purchasing the Shares for investment only and not with the intent to resell the Shares, in the immediate future.

l)                Buyer has read the Form 10 Registration Statement, and amendments thereto, of the Company dated December 27, 2020 as filed with the Securities Exchange Commission.

m)           Buyer has completed an investigation as to the company, and its business, history and current status and has received satisfactory answers to any questions.

n)             Buyer is not relying on any representations of the Seller except as expressly contained in this agreement.

o)             Buyer acknowledges that if any transfer of the Purchased Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act. Buyer acknowledges that a restrictive legend appears on the Purchased Stock and must remain on the Purchased Stock until such time as it may be removed under the Act. Buyer understands that the Company is considered a shell and that the Seller is an affiliate of the Company. As a result, the Buyer understands that it may not be able to avail itself of Rule 144 in any resale transaction and that any resale must be made pursuant to a registration statement filed with the Commission.

p)                 Buyer acknowledges the risks of the “Penny Stock Rule” as follows:

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE SECURITIES.

Canning Street Corporation is a “penny stock” company. The securities currently trade in the OTC market and, if submitted for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because these securities constitute “penny stocks” within the meaning of the rules, the rules would apply to these securities. The rules will further affect the ability of owners of shares to sell the securities because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Investors in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Investors may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Investors should understand that if a fraud case is filed against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small investors.

That absent arbitration agreements, specific legal remedies available to investors of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that the company is a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

5.               Covenant Not to Sue; Indemnification. The Seller hereby covenants that it will not commence or maintain any suit against Buyers or the Company, whether at law or in equity. Seller shall indemnify and hold harmless the Buyers and its members, officers, directors, agents, employees, attorneys, accountants, consultants subsidiaries, successors, affiliates and assigns (“Buyers Covenantees”) from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, arising out of: (i) Seller’s breach of Section 3 herein; and (ii) enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”). Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of Seller’s breach of Section 3 herein or enforcement of this Agreement notwithstanding the absence of a final determination as to Seller’s obligation to reimburse any of Buyers Covenantees for such Losses and the possibility that such payments might later be held to have been improper. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

6.               Governing Law; Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York. Buyers and Seller hereby irrevocably and unconditionally submit for themselves and their property, to the nonexclusive jurisdiction of Federal and State courts of the State of York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in New York, or, to the extent permitted by law, in such Federal court. Each of the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto:

a)               certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and

b)               acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.

7.               Termination. This Agreement may only be terminated by mutual agreement by the Parties.

8.               Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyers may not assign or transfer any of his or her rights or obligations under this Agreement.

9.               Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

10.            Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

11.            Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

12.            Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both the Buyers and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.

13.            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.            Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

15.            Further Assurances. From and after the date of this Agreement, upon the request of the Buyers or Seller, Buyers and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

16.            Term, Survival. This Agreement is effective from the Effective Date hereof and shall remain in effect until all the rights and obligations of the parties hereto have been fully performed, however Sections 5, 6 and 7 shall survive this Agreement.

17.            Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a)               if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and

b)               if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 17.

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In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

SELLER	BUYERS

David J. Cutler